Exhibit 99.1

FTC Solar Announces New Sales and Leadership Appointments

AUSTIN, Texas, May 15, 2024— FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software, and engineering services, announced new leadership appointments and an expanded sales leadership team designed to enhance customer experience and success while supporting global sales and strategic growth.

The leadership appointments include:

Patrick Cook, to Senior Vice President, Capital Markets and Business Development. Cook most recently served as FTC Solar’s Chief Commercial Officer since April 2022, overseeing sales, sales engineering, and capital markets activities. Prior to this role he served as the company’s Chief Financial Officer since July 2019. Prior to FTC he served finance and leadership roles with Dot Foods, SunEdison and Bank of America.

Alberto Echeverria, to Senior Vice President, International Sales. Echeverria, a tracker industry veteran, is the former CEO and Executive Member of the Board of STI Norland where he worked for five years through 2020. Most recently, he served as Sales Director of Europe and International for Nextracker. Echeverria’s background also includes leadership experience with IDEEMATEC, Almaia Capital, GES, and Siemens.

Tamara Mullings, to Senior Vice President, North American Sales. Mullings has served as a member of FTC Solar’s Board of Directors since January 2023, and previously as a Board Observer since 2021. She is the founder of AFARA Governance, Inc., and she served as AVP of Global Technology Services at MetLife from 2018-2021. Earlier in her career, she served in leadership, strategy, and program management positions with SunEdison, Southern California Edison, and IBM. Coincident with this appointment, Mrs. Mullings has resigned from her position on the Board.

“These appointments will enhance our ability to better serve our customers and support our strategic growth initiatives,” said Shaker Sadasivam, Chairman of the Board of FTC Solar. “Alberto, an experienced leader in our industry with a strong track record of execution, will lead the positioning and growth of our business in the European and international markets. Tamara will help us build stronger relationships with our North American customers and enable the accelerated expansion of our sales in our largest market. And we will look forward to leveraging Patrick’s experiences across both the finance and commercial parts of the business to lead our capital markets and strategic business development efforts.”

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, this press release contains statements about third parties and their commercial activity. We have not independently verified or confirmed such statements and have instead relied on the veracity of information as provided to us by such third parties related to such statements. You should not rely on our forward-looking statements or statements related to third parties or their commercial activities as predictions of future events, as actual results may differ materially from those in the forward-looking statements or statements related to third parties or their commercial activities because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements or statements related to third parties or their commercial activities contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

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